Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter / Annual 2019 Results and 2020 Guidance

Wakefield, MA—February 11, 2020—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and year ended December 31, 2019.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“Leasing activity for full-year 2019 continued its strong pace of the previous year and as we begin 2020, prospective new tenant interest at our 32 operating and 3 redevelopment properties has never been stronger. Our goal is for 2020, the third year of a large lease roll period in our portfolio that began in 2018, to conclude by ushering in a solid long-term change in earnings trajectory that realizes the inherent value-add characteristics of our properties and their locations. Over the past two years,  much of our leasing activity has been focused on renewing or backfilling existing tenant lease rollover space.  In 2020,  we will seek to achieve meaningful net new tenant absorption, with the objective of potentially increasing occupancies and rental rates for many years to come. The longer term value-add proposition that was such an integral part of the strategy of recasting our property portfolio over the last ten years is, we believe, finally at an inflection point.  While 2020 will be the final year of our very large three-year leasing effort, it will also have its challenges as well as opportunities.  We are well equipped to handle and take advantage of both, with over $600 million of available liquidity as of December 31, 2019, we are confident that we have the financial resources needed for flexibility on our balance sheet and to maximize our leasing and redevelopment value-add opportunities.”

Highlights

•

Net Income was $3.6 million and $6.5 million, or $0.03 and $0.06 per basic and diluted share,  for the fourth quarter and year ended December 31, 2019, respectively.  FFO was $26.8 million and $97.5 million,  or $0.25 and $0.91  per basic and diluted share,  for the fourth quarter and year ended December 31, 2019, respectively.

•	Adjusted Funds From Operations (AFFO) was $0.01 and $0.19 per basic and diluted share for the fourth quarter and year ended December 31, 2019, respectively.
•	During 2019, we reduced total debt outstanding by $25 million to $970 million and have $600 million available on our line of credit at December 31, 2019.

Leasing Update

•

Our directly owned real estate portfolio of 32 operating properties (excluding 3 redevelopment properties) totaling approximately 9.5 million square feet was approximately 87.6% leased as of December 31, 2019 compared to approximately 89.0% leased as of December 31, 2018.

•

During the quarter ended December 31, 2019, we leased approximately 278,000 square feet, of which approximately 90,000 square feet was with new tenants.  During the year ended December  31, 2019, we leased approximately 1,417,000 square feet, of which approximately 534,000 square feet was with new tenants.

•	There are currently approximately 400,000 square feet of new prospective tenants that have toured and short-listed FSP assets in multiple markets.
•	Jones Day (approximately 140,000 square feet at Pershing Park Plaza in Atlanta) exercised an option to extend for six months. The Jones Day lease is now scheduled to expire on May 31, 2021.
•	Somerset CPAs (approximately 70,000 square feet at River Crossing in Indianapolis) expanded and renewed for ten years. The Somerset lease is now scheduled to expire on October 31, 2032.

•

The weighted average GAAP base rent per square foot achieved on leasing activity during the year ended December 31, 2019 was $31.78 compared to $31.02 in 2018 and the average lease term on leases in 2019 lengthened to 8.3 years compared to 7.2 years in 2018.  Overall the portfolio weighted average rent per occupied square foot increased from $29.01 as of December 31, 2018 to $29.88 as of December 31, 2019.

Dividend Update

On January 10, 2020, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended December 31, 2019 of $0.09 per share of common stock that will be paid on February 13, 2020 to stockholders of record on January 24, 2020.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of December 31, 2019.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Net Income and FFO Guidance

We are introducing our full year net income (loss) guidance for 2020 which is estimated to be in the range of approximately $(0.03) to $0.03 per basic and diluted share,  and are introducing net loss guidance for the first quarter of 2020, which is estimated to be in the range of approximately $(0.03) to $(0.01) per basic and diluted share.  We are introducing our full year FFO guidance for 2020,  which is estimated to be in the range of approximately $0.81 to $0.87  per basic and diluted share, and are introducing FFO guidance for the first quarter of 2020 which is estimated to be in the range of approximately $0.18 to $0.20 per basic and diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

A reconciliation of the guidance for net income per share to the guidance for FFO per share is provided as follows:

	Q1 2020 Range		Full Year 2020 Range
	Low	High	Low	High
Net income (loss) per share	$(0.03)	$(0.01)	$(0.03)	$0.03
Depreciation & Amortization	0.21	0.21	0.84	0.84
Funds From Operations per share	$0.18	$0.20	$0.81	$0.87

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 12, 2020 at 10:00 a.m. (ET) to discuss the fourth quarter 2019  results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future, expectations for earnings, FFO and net income in future periods, expectations for operating performance, value creation/enhancement in future periods, expectations for growth and leasing activities in future periods, expectations regarding the timing, leasing and economic results of our redevelopment properties that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, including the level of interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Income (Loss)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018

Revenue:
Rental	$68,575	$65,304	$265,527	$263,777
Related party revenue:
Management fees and interest income from loans	417	1,268	3,517	5,061
Other	5	6	21	32
Total revenue	68,997	66,578	269,065	268,870

Expenses:
Real estate operating expenses	19,428	18,652	72,311	70,703
Real estate taxes and insurance	10,463	10,737	47,871	45,857
Depreciation and amortization	22,996	23,327	90,909	94,230
General and administrative	3,376	3,162	14,473	13,070
Interest	8,982	9,200	36,757	38,374
Total expenses	65,245	65,078	262,321	262,234

Income before taxes on income and equity in income of non-consolidated REITs	3,752	1,500	6,744	6,636
Tax expense on income	104	129	269	360
Equity in income of non-consolidated REITs	—	—	—	6,793
Net income	$3,648	$1,371	$6,475	$13,069

Weighted average number of shares outstanding, basic and diluted	107,240	107,231	107,233	107,231

Net income per share, basic and diluted	$0.03	$0.01	$0.06	$0.12

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2019	2018
Assets:
Real estate assets:
Land	$191,578	$191,578
Buildings and improvements	1,924,664	1,857,935
Fixtures and equipment	11,665	8,839
	2,127,907	2,058,352
Less accumulated depreciation	490,697	432,579
Real estate assets, net	1,637,210	1,625,773
Acquired real estate leases, less accumulated amortization of $60,749 and $101,897, respectively	40,704	59,595
Cash, cash equivalents and restricted cash	9,790	11,177
Tenant rent receivables	3,851	3,938
Straight-line rent receivable	66,881	54,006
Prepaid expenses and other assets	7,246	10,400
Related party mortgage loan receivables	21,000	70,660
Other assets: derivative asset	3,022	14,765
Office computers and furniture, net of accumulated depreciation of $1,362 and $1,512, respectively	183	197
Deferred leasing commissions, net of accumulated amortization of $28,114 and $24,318, respectively	52,767	47,591
Total assets	$1,842,654	$1,898,102

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$—	$25,000
Term loans payable, less unamortized financing costs of $4,267 and $5,722, respectively	765,733	764,278
Series A & Series B Senior Notes, less unamortized financing costs of $985 and $1,150, respectively	199,015	198,850
Accounts payable and accrued expenses	66,658	59,183
Accrued compensation	3,400	3,043
Tenant security deposits	9,346	6,319
Lease liability	1,890	—
Other liabilities: derivative liabilities	7,704	—
Acquired unfavorable real estate leases, less accumulated amortization of $4,676 and $6,605, respectively	2,512	3,795
Total liabilities	1,056,258	1,060,468

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,269,201 and 107,231,155 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,794	1,356,457
Accumulated other comprehensive income (loss)	(4,682)	14,765
Accumulated distributions in excess of accumulated earnings	(565,727)	(533,599)
Total stockholders’ equity	786,396	837,634
Total liabilities and stockholders’ equity	$1,842,654	$1,898,102

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$6,475	$13,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	93,787	97,171
Amortization of above and below market leases	(402)	(556)
Shares issued as compensation	337	—
Equity in income of non-consolidated REITs	—	(6,793)
Decrease in allowance for doubtful accounts and write-off of accounts receivable	(71)	(50)
Changes in operating assets and liabilities:
Tenant rent receivables	158	(765)
Straight-line rents	(8,876)	381
Lease acquisition costs	(3,999)	(1,193)
Prepaid expenses and other assets	2,313	(1,940)
Accounts payable and accrued expenses	3,910	(4,077)
Accrued compensation	357	(598)
Tenant security deposits	3,027	936
Payment of deferred leasing commissions	(15,101)	(15,383)
Net cash provided by operating activities	81,915	80,202
Cash flows from investing activities:
Property improvements, fixtures and equipment	(70,746)	(51,057)
Investment in non-consolidated REITs	—	74,931
Distributions in excess of earnings from non-consolidated REITs	—	710
Repayment of related party mortgage loan receivable	(2,400)	—
Investment in related party mortgage loan receivable	52,060	1,060
Proceeds received from liquidating trust	1,470	—
Net cash provided by (used in) investing activities	(19,616)	25,644
Cash flows from financing activities:
Distributions to stockholders	(38,603)	(49,326)
Borrowings under bank note payable	45,000	38,000
Repayments of bank note payable	(70,000)	(91,000)
Deferred financing costs	(83)	(2,162)
Net cash used in financing activities	(63,686)	(104,488)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,387)	1,358
Cash, cash equivalents and restricted cash, beginning of year	11,177	9,819
Cash, cash equivalents and restricted cash, end of period	$9,790	$11,177

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2020	761,756	7.7%
2021	799,020	8.1%
2022	1,182,547	11.9%
2023	650,569	6.6%
2024	875,989	8.8%
Thereafter (2)	5,639,968	56.9%
	9,909,849	100.0%

(1)	Percentages are determined based upon total square footage.
(2)

Includes 1,174,774 square feet of vacancies at our operating properties and 201,388 square feet of vacancies at our redevelopment properties as of December 31, 2019. We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

(dollars & square feet in 000's)	As of December 31, 2019 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$550,821	33.6%	2,620	26.4%
Texas	9	347,170	21.2%	2,420	24.4%
Georgia	5	321,099	19.6%	1,967	19.9%
Minnesota	3	120,389	7.3%	754	7.6%
Virginia	4	81,735	5.0%	685	6.9%
North Carolina	2	50,655	3.1%	322	3.2%
Missouri	2	45,093	2.8%	352	3.5%
Illinois	2	47,728	2.9%	372	3.8%
Florida	1	43,806	2.7%	213	2.2%
Indiana	1	28,714	1.8%	205	2.1%
Total	35	$1,637,210	100.0%	9,910	100.0%

(a)	Includes investment in our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where complete, but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19
Tenant improvements	$8,318	$10,169	$7,890	$15,874	$42,251
Deferred leasing costs	4,239	3,666	1,286	3,164	12,355
Non-investment capex	2,413	4,049	3,968	6,304	16,734
	$14,970	$17,884	$13,144	$25,342	$71,340

	For the Three Months Ended				Year Ended
	31-Mar-18	30-Jun-18	30-Sep-18	31-Dec-18	31-Dec-18
Tenant improvements	$6,777	$8,212	$7,084	$6,895	$28,968
Deferred leasing costs	1,021	5,314	4,394	3,746	14,475
Non-investment capex	1,858	2,558	2,328	3,342	10,086
	$9,656	$16,084	$13,806	$13,983	$53,529

Square foot & leased percentages	December 31,	December 31,
	2019	2018
Operating Properties (a):
Number of properties	32	32
Square feet	9,504,634	9,486,650
Leased percentage	87.6%	89.0%

Redevelopment Properties:
Number of properties	3	3
Square feet	405,215	404,652
Leased percentage	50.3%	27.2%

Managed Properties - Single Asset REITs (SARs):
Number of properties	2	3
Square feet	348,545	674,342

Total Operating, Redevelopment and Managed Properties:
Number of properties	37	38
Square feet	10,258,394	10,565,644

(a)

Excludes investment in our redevelopment properties.  We define redevelopment properties as properties being developed, redeveloped or where development/redevelopment is complete but that are not yet stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-19	Leased (2)	31-Dec-19	Leased (2)

1	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
2	TIMBERLAKE	Chesterfield, MO	234,496	95.7%	95.7%	95.7%	95.7%
3	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
4	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
5	PARK TEN	Houston, TX	157,460	96.4%	96.4%	79.0%	84.8%
6	PARK TEN PHASE II	Houston, TX	156,746	88.8%	87.3%	84.4%	85.8%
7	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
8	ADDISON	Addison, TX	289,302	82.4%	82.4%	80.5%	81.1%
9	COLLINS CROSSING	Richardson, TX	300,887	99.4%	99.4%	88.4%	88.4%
10	INNSBROOK	Glen Allen, VA	298,183	57.2%	57.3%	57.2%	57.2%
11	RIVER CROSSING	Indianapolis, IN	205,729	95.0%	95.0%	98.5%	98.0%
12	LIBERTY PLAZA	Addison, TX	216,834	73.4%	72.1%	72.4%	72.4%
13	380 INTERLOCKEN	Broomfield, CO	240,359	97.1%	97.1%	87.2%	90.5%
14	390 INTERLOCKEN	Broomfield, CO	241,512	98.2%	98.2%	98.2%	98.2%
15	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
16	ONE OVERTON PARK	Atlanta, GA	387,267	81.2%	81.1%	85.3%	82.5%
17	LOUDOUN TECH	Dulles, VA	136,658	98.9%	98.9%	98.9%	98.9%
18	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
19	121 SOUTH EIGHTH ST	Minneapolis, MN	297,209	90.1%	88.7%	90.1%	90.1%
20	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
21	LEGACY TENNYSON CTR	Plano, TX	207,049	91.8%	91.8%	100.0%	97.3%
22	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	69.4%	69.4%
23	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
24	ONE RAVINIA DRIVE	Atlanta, GA	386,602	86.8%	86.5%	86.8%	86.8%
25	TWO RAVINIA	Atlanta, GA	411,047	68.2%	68.2%	71.0%	69.7%
26	WESTCHASE I & II	Houston, TX	629,025	77.3%	77.3%	62.3%	72.4%
27	1999 BROADWAY	Denver, CO	677,378	87.1%	85.6%	90.0%	88.2%
28	999 PEACHTREE	Atlanta, GA	621,946	95.8%	94.2%	94.2%	94.5%
29	1001 17th STREET	Denver, CO	655,420	98.5%	98.5%	98.5%	98.5%
30	PLAZA SEVEN	Minneapolis, MN	326,757	88.6%	88.6%	88.6%	88.6%
31	PERSHING PLAZA	Atlanta, GA	160,145	98.9%	97.9%	98.9%	98.9%
32	600 17th STREET	Denver, CO	609,112	89.8%	88.5%	89.5%	89.6%
	OPERATING TOTAL		9,504,634	89.7%	89.3%	87.6%	88.2%

33	FOREST PARK	Charlotte, NC	62,212	0.0%	0.0%	0.0%	0.0%
34	BLUE LAGOON	Miami, FL	213,182	73.1%	24.4%	73.1%	73.1%
35	801 MARQUETTE AVE	Minneapolis, MN	129,821	37.0%	37.0%	37.0%	37.0%
	REDEVELOPMENT TOTAL		405,215	50.3%	24.7%	50.3%	50.3%

	OWNED PORTFOLIO TOTAL		9,909,849

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December 31, 2019

			% of
	Tenant	Sq Ft	Portfolio
1	IQVIA Holdings Inc.	259,531	2.6%
2	US Government	259,141	2.6%
3	CITGO Petroleum Corporation	248,399	2.5%
4	Newfield Exploration Company	234,495	2.4%
5	Centene Management Company, LLC	216,879	2.2%
6	Eversheds Sutherland (US) LLP	179,868	1.8%
7	EOG Resources, Inc.	169,167	1.7%
8	The Vail Corporation	164,636	1.7%
9	Lennar Homes, LLC	155,808	1.6%
10	T-Mobile South, LLC dba T-Mobile	151,792	1.5%
11	Citicorp Credit Services, Inc.	146,260	1.5%
12	Jones Day	140,342	1.4%
13	Argo Data Resource Corporation	140,246	1.4%
14	Worldventures Holdings, LLC	129,998	1.3%
15	Kaiser Foundation Health Plan	120,979	1.2%
16	Giesecke & Devrient America	112,110	1.1%
17	Northrop Grumman Systems Corp.	111,469	1.1%
18	Randstad General Partner (US)	109,638	1.1%
19	ADS Alliance Data Systems, Inc.	107,698	1.1%
20	VMWare, Inc.	95,754	1.0%
	Total	3,254,210	32.8%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2019	2018	2019	2018
Net income	$3,648	$1,371	$6,475	$13,069
Equity in loss from non-consolidated REITs	—	—	—	(6,793)
FFO from non-consolidated REITs	—	—	—	2,511
Depreciation & amortization	22,898	23,175	90,507	93,674
NAREIT FFO	26,546	24,546	96,982	102,461
Lease Acquisition costs	209	—	560	—
Funds From Operations (FFO)	$26,755	$24,546	$97,542	$102,461

Funds From Operations (FFO)	$26,755	$24,546	$97,542	$102,461
Reverse FFO from non-consolidated REITs	—	—	—	(2,511)
Distributions from non-consolidated REITs	—	—	—	710
Amortization of deferred financing costs	721	717	2,878	2,940
Shares issued as compensation	337	—	337	—
Straight-line rent	(1,927)	(440)	(8,876)	381
Tenant improvements	(15,874)	(6,895)	(42,251)	(28,968)
Leasing commissions	(3,164)	(3,746)	(12,355)	(14,475)
Non-investment capex	(6,304)	(3,342)	(16,734)	(10,086)
Adjusted Funds From Operations (AFFO)	$544	$10,840	$20,541	$50,452

Per Share Data
EPS	$0.03	$0.01	$0.06	$0.12
FFO	$0.25	$0.23	$0.91	$0.96
AFFO	$0.01	$0.10	$0.19	$0.47

Weighted average shares (basic and diluted)	107,240	107,231	107,233	107,231

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT,  may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus the amortization of deferred financing costs,  (5) plus the value of shares issued as compensation and (6) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are redevelopment properties, which include properties being developed, redeveloped or where redevelopment is complete but are in lease-up and are not stabilized, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Dec-19	30-Sep-19	(Dec)	Change
Region
East	944	$3,174	$3,001	$173	5.8%
MidWest	1,554	5,243	5,297	(54)	(1.0)%
South	4,387	17,589	17,456	133	0.8%
West	2,620	11,974	11,134	840	7.5%
Property NOI* from Operating Properties	9,505	37,980	36,888	1,092	3.0%
Dispositions and Redevelopment Properties	405	(47)	(21)	(26)	(0.1)%
NOI*	9,910	$37,933	$36,867	$1,066	2.9%

Sequential Same Store		$37,980	$36,888	$1,092	3.0%

Less Nonrecurring
Items in NOI* (a)		4,402	3,434	968	(2.6)%

Comparative
Sequential Same Store		$33,578	$33,454	$124	0.4%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Dec-19	30-Sep-19
Net income	$3,648	$2,399
Add (deduct):
Management fee income	(570)	(634)
Depreciation and amortization	22,996	22,559
Amortization of above/below market leases	(97)	(112)
General and administrative	3,375	3,886
Interest expense	8,982	9,036
Interest income	(390)	(395)
Non-property specific items, net	(11)	128

NOI*	$37,933	$36,867

(a)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.